UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

At its September 22, 2011 meeting, the Corporation’s Board of Directors authorized repurchases of outstanding common stock in open market or privately negotiated transactions, up to a total of $1 million.  This repurchase program would be in addition to the stock repurchase program previously announced on May 19, 2011.  As of September 21, 2011, total repurchases of stock under the program announced in May 2011 amounted to $947,999, leaving $52,001 of value available for additional purchases under that program.

Consistent with the previous program, the Board of Directors’ September 22, 2011 authorization provides that: (1) this treasury stock repurchase program shall be effective when publicly announced and shall continue thereafter until suspended or terminated by the Board of Directors, in its sole discretion; and (2) all shares of common stock repurchased pursuant to this program shall be held as treasury shares and be available for use and reissuance for purposes as and when determined by the Board of Directors including, without limitation, pursuant to the Corporation’s Dividend Reinvestment and Stock Purchase Plan and its equity compensation program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: September 23, 2011	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer